EXHIBIT 21



                      SUBSIDIARIES OF HIBERNIA CORPORATION


Name of Subsidiary                             State or Other Jurisdiction of
Incorporation or Organization

Hibernia National Bank                         United States

Hibernia Capital Corporation                   Louisiana

         Hibernia Investment Securities        Louisiana
                  Inc. (1)

         Hibernia Insurance Agency L.L.C. (1)  Louisiana

         Zachary Taylor Life Insurance
           Company, Inc.   (1)                 Louisiana
____________

(1)      Subsidiary of Hibernia National Bank